Supplement to Prospectus Supplement Dated May 8, 2001

$799,756,873

USAA AUTO OWNER TRUST 2001-1

     Clause 3(ii) on page S-5 of the Prospectus Supplement under the subcaption "Interest Accrual" should read as follows:

              "(ii) in the case of the other classes of notes and the certificates:

                     30 (or in the case of the first payment date, 29) divided by 360."

The interest accrual fraction for the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the certificates for the first Payment Date is 29 divided by 360.

                  The date of this Supplement is May 16, 2001